    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1997

                                                    REGISTRATION NO. 333-
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                                  SONIC CORP.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                  73-1371046
     -------------------------------                   --------------------
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                                101 PARK AVENUE
                         OKLAHOMA CITY, OKLAHOMA 73102
         ------------------------------------------------------------
         (Address, including zip code, of principal executive offices)

                   SONIC CORP. SAVINGS AND PROFIT SHARING PLAN
                   -------------------------------------------
                           (Full title of the plan)

                              J. CLIFFORD HUDSON
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  SONIC CORP.
                                101 PARK AVENUE
                          OKLAHOMA CITY, OKLAHOMA 73102
                            TELEPHONE: (405) 280-7654
              --------------------------------------------------
              (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

------------------------------------------------------------------------------------------
                                             PROPOSED        PROPOSED
     TITLE OF EACH           AMOUNT          MAXIMUM         MAXIMUM
  CLASS OF SECURITIES        TO BE       OFFERING PRICE     AGGREGATE        AMOUNT OF
  TO BE REGISTERED(1)     REGISTERED(2)    PER SHARE(3)   OFFERING PRICE  REGISTRATION FEE
------------------------------------------------------------------------------------------
Common Stock, $.01 par   150,000 shares      $13.63         $2,044,500         $619.55
  value
Interests in the Plan        (3)                (3)            (3)                (3)
------------------------------------------------------------------------------------------

(1) Based on the number of shares currently held by the trustee (the "Trustee") of the trust established in connection with the Sonic Corp. Savings and Profit Sharing Plan (the "Plan") and shares estimated to be purchased by the Trustee, or issued by the Company to the Plan, during the three-to-five-year period beginning with the effective date of this Registration Statement.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h).

(3)  Pursuant to Rule 416(c) under the Securities Act of 1933, there are also registered hereunder such additional indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Sonic Corp. (the "Company") will send or give to all participants in the Sonic Corp. Savings and Profit Sharing Plan (the "Plan") the document(s) containing the information specified by Part I of this Form S-8 Registration Statement (this "Registration Statement") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Company has not filed those documents with the Commission, but those documents (along with the documents incorporated by reference into the Registration Statement pursuant to
Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference the following documents filed with the Commission:

     (a)  The Company's latest Annual Report on Form 10-K, as filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b)  The Plan's latest Annual Report on Form 11-K, as filed pursuant to
Section 15(d) of the Exchange Act;

     (c) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

     (d) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's Form S-1 Registration Statement (Registration Statement No. 33-37158), including any amendment to such registration statement or report filed for the purpose of updating such description; and

     (e) All documents, reports and definitive proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, which are filed subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates the termination of the offering made hereby.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Provisions of the Company's certificate of incorporation and bylaws and the Delaware General Corporation Law provide for the indemnification of the Company's directors and officers against liability which they may incur in their capacities as directors and officers of the Company. The Company also has entered into Indemnification Agreements with its directors and officers which establish contractual rights for the directors and officers to have the Company indemnify them to the full extent permitted by law. Finally, the Company has obtained a directors and officers liability insurance policy which provides for the indemnification of the Company's directors and officers against liability which they may incur in their capacities as directors and officers of the Company.

     Insofar as the foregoing documents permit indemnification for liabilities arising under the Securities Act, the Commission has informed the Company that, in the opinion of the Commission, that indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following are exhibits to the Form S-8 Registration Statement.

EXHIBIT NO.                          NAME OF EXHIBIT
-----------                          ---------------

   4.1 Specimen Certificate for the Common Stock of the Company, which the Company hereby incorporates by reference from Exhibit 4.1 to the Company's Form S-1 Registration Statement No. 33-37158.

   4.2         Sonic Corp. Savings and Profit Sharing Plan.

   5.1         Opinion of Phillips McFall McCaffrey McVay & Murrah, P.C.

  15.1         Letter Regarding Unaudited Financial Information.

  23.1         Consent of Ernst & Young LLP.

  23.2         Consent of Phillips McFall McCaffrey McVay & Murrah, P.C.

     In lieu of the opinion of counsel or determination letter contemplated by
Item 601(b)(5) of Regulation S-K, the Company hereby undertakes that it will submit the Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner, and that it will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     PROVIDED, HOWEVER, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 8th day of April, 1997.

                                       SONIC CORP.


                                       By: /s/ J. Clifford Hudson
                                          -----------------------------------
                                           J. Clifford Hudson, President and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

         SIGNATURE                      TITLE                   DATE
         ---------                      -----                   ----
/s/ J. Clifford Hudson              President, Chief          April 8, 1997
-----------------------------       Executive Officer,
J. Clifford Hudson                  and Director
PRINCIPAL EXECUTIVE OFFICER

/s/ Lewis B. Kilbourne              Senior Vice President     April 8, 1997
-----------------------------       and Chief Financial
Lewis B. Kilbourne                  Officer
PRINCIPAL FINANCIAL OFFICER

/s/ Stephen C. Vaughan              Controller                April 8, 1997
-----------------------------
Stephen C. Vaughan
PRINCIPAL ACCOUNTING OFFICER

/s/ E. Dean Werries                 Director                  April 8, 1997
-----------------------------
E. Dean Werries

                                    Director
-----------------------------
Dennis H. Clark

/s/ Leonard Lieberman               Director                  April 8, 1997
-----------------------------
Leonard Lieberman

/s/ H. E. Rainbolt                  Director                  April 8, 1997
-----------------------------
H. E. Rainbolt

                                    Director
-----------------------------
Frank E. Richardson III

/s/ Robert M. Rosenberg             Director                  April 8, 1997
-----------------------------
Robert M. Rosenberg

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, Sonic Corp., which administers the Sonic Corp. Savings and Profit Sharing Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 8th day of April, 1997.

                                       SONIC CORP. SAVINGS AND PROFIT SHARING
                                       PLAN

                                       By: /s/ J. Clifford Hudson
                                          -----------------------------------
                                          J. Clifford Hudson, President and
                                          Chief Executive Officer

                                EXHIBIT INDEX

                                                  Place at Which it Appears
Exhibit No.         Name of Exhibit             In Sequentially Numbered Pages
-----------         ---------------             ------------------------------
  4.1         Form of Stock Certificate         Incorporated by reference to
                                                Exhibit 4.1 to the Company's
                                                Amendment No. 1 to Form S-1
                                                Registration Statement No.
                                                33-37158.
  4.2         Sonic Corp. Savings and Profit
              Sharing Plan

  5.1         Opinion of Phillips McFall
              McCaffrey McVay & Murrah, P.C.

  15.1        Letter Regarding Unaudited
              Financial Information

  23.1        Consent of Ernst & Young LLP

  23.2        Consent of Phillips McFall
              McCaffrey McVay & Murrah, P.C.